CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of January 1, 1999, by and between Vanguard Airlines, Inc., a Delaware corporation (the "Company"), and John J. McCarthy (the "Consultant").

         WHEREAS, the Company desires to retain the Consultant from time to time to provide the Company with the Consultant's expertise, and the Consultant desires to render such services to the Company, all upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. RETAINER OF CONSULTANT. The Company may retain the Consultant from time to time to render services to the Company as requested by the Company, and the Consultant agrees that each such retainer shall be subject to the terms and conditions of this Agreement.

         2. DUTIES OF CONSULTANT. The Consultant's duties under this Agreement shall be as agreed upon from time to time by the Consultant and the Company.

         3. TERM. The term of this Agreement shall be for a period of two years commencing on the date hereof, subject to the provisions of Section 10 of this Agreement.

         4.   COMPENSATION.


    a. QUARTERLY BILLING RATE. The Company shall pay the Consultant based on a quarterly billing rate, payable quarterly in cash or, at the election of the Consultant, in options to purchase shares of common stock of the Company (each, an "Option") with a substantially equivalent value (as reasonably determined by the Board of Directors of the Company), within 15 days after the end of each calendar quarter. The quarterly billing rate shall initially be at the agreed upon rate, and will remain at that amount until agreed otherwise in writing. Each Option granted under this Agreement shall be granted in an amount and at an exercise price as shall be determined by the Company. Furthermore, each such Option shall be subject to the terms and conditions of a Nonstatutory Stock Option Agreement in the form of Exhibit A attached hereto.


    b. EXPENSES. The Company will reimburse the Consultant for reasonable outofpocket expenses incurred in connection with services rendered to the Company pursuant to this Agreement, including but not limited to any travel, lodging, meals, gratuities, transportation, courier service, photocopying, telecopying, telephone and similar expenses.

    c. INVOICES; PAYMENT. The Consultant shall furnish the Company with a detailed invoice (including an itemization of expenses incurred) in a form acceptable to the Company at the end of each month during which the Consultant performs services for the Company pursuant to this Agreement or upon the termination of this Agreement. The Company shall pay the amount owed within 30 days after its receipt of the invoice.

         5. INDEPENDENT CONTRACTOR. The parties intend that the Consultant shall be an independent contractor, and not an employee of the Company and, as a result, the Consultant is not eligible for any of the benefits normally provided to employees of the Company. The Consultant acknowledges that the Company has no control over or with respect to the performance of the Consultant's duties under this Agreement.

         6. COMPANY PROPERTY. The Consultant (a) agrees that all memoranda, notes, research, strategic plans, records, drawings, artwork, or other creative material or documentation, whether made or compiled by the Consultant alone or with others, or made available to the Consultant, while working with the Company, shall be and remain the property of the Company, (b) hereby grants and assigns to the Company all right, title and interest in any and all of the foregoing, and all goodwill of the Company's business with respect thereto, to the Company, and (c) agrees to execute and promptly deliver to the Company such written instruments or documents, and to do such other acts, as the Company may request to patent, copyright or otherwise protect any and all of the foregoing and to vest all rights, title and interest therein in the Company. All such items shall be considered work made for hire and prepared by the Consultant within the scope of the Consultant's duties for the Company.

         7. CONFIDENTIAL INFORMATION. During the term of this Agreement and thereafter, the Consultant agrees to maintain in strictest confidence, and shall not, without the prior written consent of the Company, directly or indirectly use, disclose or disseminate to any other person, firm, organization or employee, or otherwise employ, any trade secrets, confidential information or confidential customer information made or compiled by the Consultant, or made available to the Consultant, while working for the Company. This obligation shall not apply to any trade secret or confidential information (i) that shall have become generally known to competitors of the Company (in the case of trade secrets) or to the public (in the case of confidential information) through no act or omission of the Consultant, or (ii) that shall have been disclosed to the Consultant by a person or entity unaffiliated with the Company that has legitimate possession thereof in its entirety, and possesses the unrestricted right to make such disclosure. The Consultant acknowledges that the Company may be bound by contract with the Company's customers not to disclose any confidential customer information.


         8. RETURN OF MATERIAL TO COMPANY. The Consultant will deliver to the Company, upon termination of this Agreement, and at any other time upon the Company's request, all memoranda, notes, research, strategic plans, records, drawings, artwork or other creative material or documentation, whether made or compiled by the Consultant alone or with others or made available to the Consultant while working with the Company, pertaining to confidential customer information, trade secrets, confidential information or other inventions and works of the Company, and all confidential customer information, trade secrets, confidential information and other inventions and works of the Company in the Consultant's possession.

         9. INJUNCTIVE RELIEF. The parties recognize that irreparable damage will result to the Company from any violation of this Agreement by the Consultant. The parties expressly agree that, in addition to any and all other remedies available to the Company for any such violation, the Company shall have the remedies of restraining order and injunction, and any such other equitable relief as may be declared or issued by a court to enforce the provisions of Sections 6 through 8 above, without posting any bond that might otherwise be required.

         10. TERMINATION. In addition to termination upon the expiration of the term of this Agreement pursuant to Section 3 hereof, the parties agree that either party can terminate this Agreement at any time by giving 30 days' written notice of such termination. The respective rights and obligations of the Company and the Consultant pursuant to Sections 5 through 11 hereof shall survive any termination of this Agreement. The Company shall also be obligated to pay the Consultant pursuant to Section 4 hereof for services rendered and expenses incurred prior to the effective date of termination.

         11. MISCELLANEOUS PROVISIONS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement shall be governed by the laws of the State of Missouri. This Agreement represents the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, discussions and preliminary agreements. This Agreement shall not be amended except by written agreement signed by all of the parties hereto. In the event one or more of the provisions contained in this Agreement or any application thereof shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement or any other application thereof shall not in any way be affected or impaired thereby. The application of any provision of this Agreement may be waived by the person or persons entitled to the benefit thereof, provided, that no delay or failure on the part of any person in exercising any right hereunder, and any partial or single exercise thereof, shall constitute a waiver of any other rights hereunder. Paragraph headings herein have no legal significance. This Agreement shall not be assignable by either party without the prior written consent of the other party, except for an assignment by the Company to any entity to which the Company may transfer substantially all of its assets.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                             VANGUARD AIRLINES, INC.


                             By: /s/ Brian S. Gillman
                                  Name: Brian S. Gillman
                                  Title: VP and General Counsel



                                /s/ John J. McCarthy
                             John J. McCarthy
                             Address:  157 NW Pointe Drive
                                       Gladstone, MO  64116